UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

PROSOMNUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41567	88-2978216
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5675 Gibraltar Avenue
Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

(844) 537-5337

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	OSAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On September 20, 2023, ProSomnus, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the investors named therein (each an “Investor” and collectively the “Investors”). Pursuant to the Securities Purchase Agreement, the Company may issue (i) up to an aggregate of 25,000 shares (the “Maximum Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), the terms of which are described below, for an aggregate purchase price of $25 million at a per share purchase price of $1,000, and (ii) (A) with respect to Investors that hold the Company’s Senior Secured Convertible Notes due December 6, 2025 (the “Existing Senior Notes”) or the Company’s Subordinated Secured Convertible Notes due April 6, 2026 (the “Existing Subordinated Notes” and, together with the Existing Senior Notes, the “Existing Notes”; such Investors, the “Noteholder Investors”), new convertible notes on substantially similar terms to such Noteholder Investor’s Existing Notes other than that such new notes will be convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an effective price of $1.00 per share subject to the terms and conditions of the applicable new indenture pursuant to which the applicable series of New Notes will be issued by the Company (the “New Notes”), in exchange for such Noteholder Investor’s portion of the principal amount outstanding of the Existing Notes (the “Exchanges”) pursuant to an exchange agreement (the “Exchange Agreement”) that the Company will enter into as soon as practicable following the Initial Closing (as defined below) and/or (B) warrants to purchase shares of Common Stock at an exercise price of $1.00 per share (the “Warrants” and, together with the Preferred Shares, the PIK Shares (as defined below), Conversion Shares (as defined below) and the Warrant Shares (as defined below), the “Securities”).

Each Investor that is not a Noteholder Investor will receive Warrants to purchase 1,000 shares of Common Stock for each share of Series A Preferred Stock purchased by such Investor. Each Noteholder Investor will receive New Notes in an Exchange in an amount that is up to 300% of the purchase price paid by such Noteholder Investor to purchase its Series A Preferred Stock and, to the extent such Noteholder Investor purchases additional shares of Series A Preferred Stock, Warrants to purchase 1,000 per share for each such additional share of Series A Preferred Stock.

Upon the execution of the Securities Purchase Agreement, the Company had agreed to sell and Investors committed to purchase an aggregate of 10,126 shares of Series A Preferred Stock, resulting in aggregate gross proceeds to the Company of approximately $10.1 million, and Warrants to purchase an aggregate of 5,154,524 shares of Common Stock under the Securities Purchase Agreement, the closing of substantially all of which (the “Initial Closing”) occurred simultaneously with signing the Securities Purchase Agreement on September 20, 2023 (the “Initial Closing Date”). The Company expects to Exchange approximately $3.4 million in aggregate principal amount of Existing Senior Notes and approximately $11.6 million in aggregate principal amount of Existing Subordinated Notes related to the Initial Closing on or before September 30, 2023. Of the $10.1 million aggregated gross proceeds, approximately $1.25 million of shares of Series A Preferred Stock and Warrants to purchase approximately 1.25 million shares of Common Stock to be purchased by Investors is expected to close, in one or more closings, on or before October 20, 2023. The Company may issue up to the Maximum Preferred Shares and the corresponding New Notes and/or Warrants provided that any such issuance(s) occur on or before October 20, 2023.

The Company will use the proceeds from the sale of the Securities for general working capital.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investors. Among such covenants, the Company agreed to use commercially reasonable efforts to obtain stockholder approval for all Common Stock issuable in respect of the Securities and the New Note Shares (as defined below) (such approval, the “Stockholder Approval”) within 90 calendar days of the Initial Closing Date in accordance with the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”). The Company also agreed that, within 60 calendar days after the applicable closing date, the Company will file with the Securities and Exchange Commission (the “SEC”), at the Company’s sole cost and expense, a registration statement registering the resale of the PIK Shares issuable in the three-year period following the applicable closing, the Conversion Shares, the Warrant Shares and the incremental shares of Common Stock issuable upon conversion of the New Notes as a result of the reduced conversion rate under the New Notes (such incremental shares, the “New Note Shares” and, such registration statement, the “Registration Statement”), and the Company will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof but no later than 120 calendar days following the applicable closing date.

The Investors include, among others, certain members of the Company’s board of directors and certain executive officers of the Company, as well as affiliates and investment vehicles for such persons, who collectively have or will purchase 3,300 shares of Series A Preferred Stock and Warrants to purchase 2,228,484 shares of Common Stock and will Exchange for $3,256,549 in aggregate principal amount of the New Notes. Unless and until Stockholder Approval has been obtained by the Company, each director or officer of the Company that is an Investor or that beneficially owns or controls an entity that is an Investor agreed not to convert or cause such Investor to convert (in whole or in part) any shares of Series A Preferred Stock held by such Investor into Common Stock.

The description of the Securities Purchase Agreement is qualified in its entirety by reference to the text of the Securities Purchase Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Securities or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Securities or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Designation of Preferred Stock

Each share of Series A Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on September 20, 2023 (the “Certificate of Designations”).

The “Stated Value” per share of Series A Preferred Stock is $1,000, subject to adjustment to preserve such value for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock.

The Series A Preferred Stock ranks senior to the Common Stock and any other capital stock of the Company with respect to dividends, distributions and payments upon a Liquidation Event (as defined in the Certificate of Designations); provided, however, that the Series A Preferred Stock shall be of junior rank to any indebtedness by the Company, excluding equity securities and non-convertible preferred stock.

In the event of a Liquidation Event, holders of Series A Preferred Stock (each, a “Holder” and, collectively, the “Holders”) shall be entitled to receive in cash out of the assets of the Company legally available therefor (the “Liquidation Funds”) upon such Liquidation Event, but before any amount shall be paid to the holders of Junior Stock (as defined in the Certificate of Designations), an amount in cash per share of Series A Preferred Stock equal to the greater of: (i) 150% of the Stated Value and (ii) the value of the per share consideration paid to the holders of the Common Stock in the Liquidation Event as if the Series A Preferred Stock held by such Holder had been converted prior to the Liquidation Event; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company, if any, that are of equal rank with the Series A Preferred Stock as to payments of Liquidation Funds (such stock being referred to hereinafter collectively as “Pari Passu Stock”), if any, then the Holders and the holders of any such Pari Passu Stock shall share ratably in any distribution of the Liquidation Funds in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the shares of Series A Preferred Stock and Pari Passu Stock were paid in full. In addition, to the extent any Liquidation Funds remain following payment of the liquidation preference on the Series A Preferred Stock and any other payments that rank senior to payments on the Common Stock, each Holder shall be entitled to its pro rata portion of the remaining Liquidation Funds payable to the holders of the Common Stock in respect of any accrued but unpaid dividends on the Series A Preferred Stock as if any such accrued but unpaid dividends had been paid out in Common Stock immediately prior to the Liquidation Event.

From and after March 15, 2024 (the “Initial Dividend Date”), the Company shall pay the following dividends semi-annually on March 15 and September 15 of each year (or, if such day is not a Business Day, on the first Business Day following such date) (each a “Dividend Payment Date”) to the Holders of record as they appear on the books of the Company on March 1 and September 1, respectively (even if such day is not a Business Day) (the “Dividend Record Date”): dividends per share of Series A Preferred Stock held on the applicable Dividend Record Date in arrears for the prior six-month period (except for the Dividend to be paid on the Initial Dividend Date, which shall be paid in arrears for the period from the Initial Closing Date through the Initial Dividend Date), payable as the number of shares of Common Stock (collectively, the “PIK Shares”) equal to the Stated Value of each such share of Series A Preferred Stock multiplied by the dividend rate of 8.0% per annum and divided by $1.00, computed on the basis of a 360-day year and twelve 30-day months.

Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures and the limitations on conversion set forth of the Certificate of Designations, to convert any or all of its shares of Series A Preferred Stock at any time into the number of fully paid, validly issued and nonassessable shares of Common Stock (collectively, the “Conversion Shares”) equal to the sum of (i) the quotient of the Stated Value of the shares of Series A Preferred Stock to be converted divided by the Conversion Rate (as defined below) and (ii) any PIK Shares accrued, but not yet issued with respect to such shares of Series A Preferred Stock being converted. No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The “Conversion Rate” shall initially be $1.00 and shall be subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of certain issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price. Notwithstanding the foregoing, prior to the Company obtaining Stockholder Approval, each Holder, together with its transferees, may only convert their shares of Series A Preferred Stock into a number of shares of Common Stock equal to the product of (i) 19.95% of the number of outstanding shares of Common Stock immediately prior to the entrance into the Securities Purchase Agreement multiplied by (ii) such Holder’s percentage of the aggregate proceeds raised under the Securities Purchase Agreement from the issuance of the Series A Preferred Stock, rounded down to the nearest whole share.

Subject to certain conditions, the Series A Preferred Stock will automatically convert into shares of Common Stock as follows: (i) 50% of the issued and outstanding Series A Preferred Stock held by each Holder will, subject to the conversion procedures set forth in the Certificate of Designations, automatically convert into shares of Common Stock if, at any time after the applicable Issuance Date, the VWAP (as defined in the Certificate of Designations) per share of Common Stock is greater than $4.50 per share for each of at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (such thirty (30) consecutive Trading Day period, the “Trading Period”) and (ii) the remaining issued and outstanding Series A Preferred Stock will convert into shares of Common Stock if the VWAP per share of Common Stock is greater than $6.00 per share for each of at least twenty (20) Trading Days in any Trading Period.

Upon the occurrence of any transaction or series of related transactions pursuant to which the Company effects (i) any merger or consolidation of the Company where the Company is not the surviving entity, (ii) any sale of all or substantially all of its assets, or (iii) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), the Company shall purchase from each Holder, out of funds legally available therefor, all shares of Series A Preferred Stock held by such Holder (a “Fundamental Transaction Repurchase”) for a purchase price per each such share of Series A Preferred Stock, payable in cash, equal to the greatest of (i) 150% of the Stated Value of such share of Series A Preferred Stock, (ii) the Stated Value of such share of Series A Preferred Stock, plus, to the extent holders of the Common Stock will receive cash consideration in exchange for their shares of Common Stock in any Fundamental Transaction, cash consideration equal to the value of any accrued but unpaid Dividends, and (iii) the value of the per share consideration paid to the holders of the Common Stock in the Fundamental Transaction as if the Series A preferred Stock held by such Holder had been converted prior to the Fundamental Transaction and accrued and unpaid Dividends had been issued on the date of the Fundamental Transaction Repurchase. To the extent holders of the Common Stock will receive shares of common stock or capital stock of any successor entity in any Fundamental Transaction, the Company shall, as applicable, issue Common Stock or use commercially reasonable efforts to cause any successor entity to issue securities in the successor entity of equivalent value to the value of any accrued but unpaid Dividends less any cash consideration paid in respect of accrued but unpaid Dividends.

Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder’s Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders at a conversion price of $1.04 per share of Common Stock rounded to the nearest whole share (subject to the limitations on conversion set forth in the Certificate of Designations), and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock to the fullest extent permitted by applicable law, including, for the avoidance of doubt, with respect to the election of the Company’s directors.

At any time when shares of Series A Preferred Stock are outstanding, certain matters will require the approval of the majority of the outstanding Series A Preferred Stock, voting as a separate class, including (i) amending, altering or changing the powers, privileges or preferences of the Series A Preferred Stock, (ii) amending, altering or repealing any provision of the Company’s Certificate of Incorporation, the Certificate of Designations or bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, (iii) (a) reclassifying, altering or amending any existing security of the Company that is pari passu with or junior to the Series A Preferred Stock, if such reclassification, alteration or amendment would render such other security senior to or pari passu with, respectively, the Series A Preferred Stock or (b) reclassifying, altering or amending any existing security of the Company that is pari passu with or junior to the Series A Preferred Stock, if such reclassification, alteration or amendment would render such other security senior to or pari passu with, respectively, the Series A Preferred Stock, or (iv) purchasing or redeeming (or permitting any subsidiary to purchase or redeem) or paying or declaring any dividend or making any distribution on any shares of capital stock of the Company while any Dividend in respect of the Series A Preferred Stock is unpaid and accrued.

The description of the Certificate of Designations is qualified in its entirety by reference to the text of the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

The Warrants will be exercisable for shares of Common Stock (the “Warrant Shares”) once the Company has obtained Stockholder Approval, at an initial exercise price of $1.00 per share of Common Stock (the “Exercise Price”) and expire five years from the Initial Closing Date. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like and the Warrants are subject to automatic exercise in the event that the closing price of the Common Stock exceeds $10.00 per share for each of 20 trading days within any 30 trading day period.

The description of the Warrants is qualified in its entirety by reference to the text of the Form of Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Supplemental Indenture to Convertible Senior Notes Indenture

On September 20, 2023, the Company entered into the Second Supplemental Indenture (the “Second Senior Supplemental Indenture”) to that certain Indenture, dated December 6, 2022, as supplemented by the First Senior Supplemental Indenture entered into on June 29, 2023, by and among the Company, ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent (as amended, the “Senior Indenture”), pursuant to which the Company issued the Existing Senior Notes. The Second Senior Supplemental Indenture amends the Senior Indenture to, among other things, permit the sale of the Securities and the Exchanges.

The description of the Second Senior Supplemental Indenture is qualified in its entirety by reference to the text of the Second Senior Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Supplemental Indenture to Subordinated Notes Indenture

On September 20, 2023, the Company entered into the Second Supplemental Indenture (the “Second Subordinated Supplemental Indenture”) to that certain Indenture, dated December 6, 2022, as supplemented by the First Subordinated Supplemental Indenture entered into on June 29, 2023, by and among the Company, ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent (as amended, the “Subordinated Indenture”), pursuant to which the Company issued the Existing Subordinated Notes. The Second Subordinated Supplemental Indenture amends the Subordinated Indenture to, among other things, permit the sale of the Securities and the Exchanges.

The description of the Second Subordinated Supplemental Indenture is qualified in its entirety by reference to the text of the Second Subordinated Supplemental Indenture, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Support Agreement

In connection with the execution of the Securities Purchase Agreement, the Company entered into the Voting Support Agreements (the “Voting Support Agreement”) with certain stockholders (the “Supporting Stockholders”). The Voting Support Agreement provides, among other things, that the Support Stockholders shall, with respect to the outstanding shares of Common Stock beneficially owned by such Supporting Stockholder as of the record date for the meeting of the Company’s stockholders at which the requisite stockholder approvals will be sought (the “Covered Shares”), (a) if and when a stockholder meeting is held, appear at such meeting (and at every adjournment or postponement thereof) or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, (b) vote, or cause to be voted (including via proxy), at such meeting all of the Covered Shares beneficially owned as of the record date for such meeting to approve any matters necessary or reasonably requested by the Company for consummation of the transactions contemplated by the Securities Purchase Agreement and the Exchange Agreement and facilitate the Company’s issuance of the Conversion Shares, the PIK Shares, the Warrant Shares, the shares of Common Stock issuable upon conversion of the New Notes and securities of the Company issuable pursuant to the Securities Purchase Agreement, the Warrants or the Exchange Agreement that may be deemed to be equity compensation under the rules of Nasdaq and (c) revoke or cause the holder(s) of record of any Covered Shares to revoke any and all previous proxies granted with respect to the Covered Shares.

The foregoing summary of the Voting Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Voting Support Agreement, the form of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 18, 2023, the Company received a notification letter (the “Notification Letter”) from Nasdaq that the Company is not in compliance with the minimum Market Value of Publicly Held Shares (the “MVPHS”) set forth in Nasdaq Listing Rule 5450(b)(2)(C) for continued listing on Nasdaq. Nasdaq Listing Rule 5450(b)(2)(C) requires the minimum MVPHS of $15,000,000 (the “MVPHS Requirement”), and Nasdaq Listing Rule 5810(c)(3)(D) provides that a failure to meet the minimum MVPHS Requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the MVPHS of the Common Stock between August 4, 2023 and September 15, 2023, the Company no longer meets the minimum MVPHS Requirement. The Notification Letter has no immediate effect on the listing or trading of the Common Stock on Nasdaq and, at this time, the Common Stock will continue to trade on Nasdaq under the symbol “OSA.”

The Notification Letter provides that the Company has 180 calendar days, or until March 18, 2024, to regain compliance with Nasdaq Listing Rule 5450(b)(2)(C). To regain compliance, the minimum MVPHS must be at least $15,000,000 or more for a minimum of 10 consecutive business days. If the Company does not regain compliance by March 18, 2024, the Company will receive written notification from Nasdaq that its securities are subject to delisting. Alternatively, the Company may consider applying for a transfer to the Nasdaq Capital Market (the “Capital Market”). In order to transfer, the Company must submit an on-line Transfer Application, pay a $5,000 fee and meet the Capital Market’s continued listing requirements.

Additionally, as previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2023, the Company received a separate written notice from Nasdaq, indicating that the Company was no longer in compliance with the minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 required for continued listing on the Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”). The Company was afforded an initial compliance period of 180 calendar days, which is set to expire on February 12, 2024. As of the date of this Current Report on Form 8-K, the Company has not been able to regain compliance with the MVLS Requirement.

The Company intends to monitor the minimum MVPHS and MLVS Requirements of its publicly held shares of its common stock and will consider implementing available options to regain compliance with the minimum MVPHS and MLVS Requirements under the Nasdaq Listing Rules.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The offering of the Securities was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Securities was made in reliance on an exemption from registration under the Securities Act pursuant to Rule 506(b) promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and the Company’s expectations, strategy, plans or intentions regarding it. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the timing of subsequent closings of the transactions contemplated by the Securities Purchase Agreement, expectations for the Company following the closing of the transactions contemplated by the Securities Purchase Agreement, the estimated values of Company’s shares of Series A Preferred Stock and the Warrants, the timing and terms of the Exchanges, the receipt and use of the net proceeds from the transactions contemplated by the Securities Purchase Agreement, the filing of the Resale Registration Statement, the ability of the Company to obtain the Stockholder Approval, the Company’s ability to regain compliance with the MVPHS and MLVS Requirements, the Company’s intentions to actively monitor its MVPHS and MLVS, the Company’s plans to consider implementing available options to regain compliance with the MVPHS and MLVS Requirements, and the Company’s intent to consider transferring the listing of its Common Stock to the Nasdaq Capital Market.

All forward-looking statements included in this Current Report on Form 8-K are made as of the date of this report, based on information currently available to the Company, deal with future events, are subject to various risks and uncertainties, including the risk that the Company is not able to consummate the exchanges of certain Senior Convertible Notes and Subordinated Convertible Notes or deliver the New Notes, the risk that the Stockholder Approval is not obtained on a timely basis or at all, the risk that the Company may not meet the MVPHS and MLVS Requirements by the required compliance date or in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from the Company’s current expectations are more fully described in the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2023, any subsequently filed Quarterly Reports on Form 10-Q, and its other reports, each as filed with the SEC. Except as required by law, the Company assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations.
4.1	Form of Warrant.
4.2	Second Supplemental Indenture, dated as of September 20, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association.
4.3	Second Supplemental Indenture, dated as of September 20, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association.
10.1*	Form of Securities Purchase Agreement, dated as of September 20, 2023, by and among ProSomnus, Inc. and the investors named therein.
99.1	Form of Voting Support Agreement, dated as of September 20, 2023, by and among ProSomnus, Inc. and the supporting stockholder named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2023

PROSOMNUS, INC.

By:	/s/ Brian B. Dow
Name: Brian B. Dow
Title: Chief Financial Officer